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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 15, 2000


                           Replacement Financial, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                     ---------------------------------------
         (State or other jurisdiction of incorporation or organization)


          000-26965                                   88-0408426
        -------------                               --------------
   (Commission File Number)              (IRS Employer Identification Number)


                             6314 King Valley Drive
                         West Valley City, Utah 84128
                   ------------------------------------------
                    (Address of principal executive offices)


                                (801) 274-6415
                        --------------------------------
              (Registrant's telephone number, including area code)


                           7432 South Carling Circle
                          Salt Lake City, Utah 84121
                   -----------------------------------------
             (Former name or address, if changed since last report)










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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On June 10, 2000, by vote without a meeting of majority shareholders of Replacement Financial, Inc. (the "Company"), the Company appointed Tracy Hernandez as a director and chairman of the board and as president, secretary and treasurer of the Company. Immediately after such appointments, Brian Ortega and Kari Cunningham resigned from all of their positions as directors and officers of the Company.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 2000, the Company closed an Asset Acquisition Agreement with Tracy Hernandez ("Hernandez") issuing 1,000,000 shares of its common stock in exchange for all of the assets used by Hernandez in her operations of her sole proprietorship, "TK Originals". As a result of the Acquisition, the Company anticipates following TK Originals business plan.

     Accordingly, the Company plans to operate as a designer, manufacturer, and retailer of specialty children's clothing.

     TK Originals ("TKO") is a development stage Company formed as a sole proprietorship on February 15, 2000. To date, TKO has sold a limited quantity of clothing through word of mouth advertising. TKO has also satisfied a contract with a local fabric store to manufacture display garments for the store. In addition to direct-mail advertising, the Company intends to create a web site to further increase business. The Company also intends to contact specialty children's clothing stores throughout the United States with regard to providing a line of clothing for retail sale.

     The Company is currently operating with limited funds from the home of its newly appointed president, Tracy Hernandez, at no charge. The Company will need to generate additional sales or raise capital through the sale of debt or equity securities in order to maintain operations. There are no assurances that the Company will be successful in achieving sales or income or in obtaining additional funding.

     In conjunction with the Acquisition, Hernandez purchased 1,800,000 shares of the Company's common stock from an existing shareholder for $500. Additionally, Hernandez will have an option to purchase from Kari Cunningham, the Company's former president, secretary, treasurer, director and majority shareholder, 19,980,000 shares out of 20,000,000 shares of Company's Common Stock owned by Mrs. Cunningham for $10,000 subject to certain conditions including reaching revenues of $100,000.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Any required Financial Statements will be filed with an amendment hereto within sixty (60) days.

     (b) Any required Pro Forma Financial Information will be filed with an amendment hereto within sixty (60) days.

     (c) Exhibits: Exhibits required to be attached by Item 601 of Regulation S-B are listed in the Index to Exhibits on page 4 of this report and are incorporated herein by this reference.


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     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 15, 2000


                                         Replacement Financial, Inc.


                                         By: /s/ Tracy Hernandez
                                           -----------------------------
                                         Name:    Tracy Hernandez
                                         Title:   President











































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                                INDEX TO EXHIBITS



SEC REF.  PAGE
N0.       NO.            DESCRIPTION
--------- --------       -----------------

2         5              Asset Acquisition Agreement dated May 31, 2000
                         between the Company and Tracy Hernandez.














































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